                                                                     Exhibit 5.1


                    OPINION OF GENERAL COUNSEL OF REGISTRANT


March 18, 2002

Board of Directors of
Baxter International Inc.
One Baxter Parkway
Deerfield, Illinois 60015

Re:   Baxter International Inc. Registration Statement on Form S-4
      ------------------------------------------------------------

Ladies and Gentlemen:

     I have acted as general counsel to Baxter International Inc., a Delaware corporation ("Baxter"), in connection with the offering by Baxter of up to 4,212,112 shares (the "Baxter Shares") of common stock, par value $1 per share, of Baxter (the "Baxter Common Stock") pursuant to the Agreement and Plan of Merger and Reorganization, dated as of February 26, 2002 (the "Merger Agreement"), by and among Baxter, Fusion Medical Technologies, Inc., a Delaware corporation ("Fusion"), and HB2002 Corporation, a Delaware corporation and a wholly owned subsidiary of Baxter.

     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

     In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement on Form S-4 being filed with the Securities and Exchange Commission (the "Commission") on March 18, 2002 under the Act (the "Registration Statement"); (ii) a specimen certificate representing the Baxter Common Stock;
(iii) the Restated Certificate of Incorporation of Baxter, as presently in effect; (iv) the By-Laws of Baxter, as presently in effect; and (v) certain resolutions of the Board of Directors of Baxter relating to the transactions contemplated by the Merger Agreement. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of Baxter and such agreements, certificates of public officials, certificates of officers or other representatives of Baxter and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted as originals, the conformity to original documents of all documents submitted as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making my examination of documents executed or to be executed by parties other than Baxter, I have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of Baxter and others.

     I do not express any opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware.

     Based upon and subject to the foregoing, I am of the opinion that when (i) the Merger (as defined in the Merger Agreement) becomes effective under applicable law; and (ii) certificates representing the Baxter Common Stock in the form of the specimen certificates examined by me have been properly signed by an authorized officer of the transfer agent and registrar for the Baxter Common Stock and registered by such transfer agent and registrar in the names of the stockholders of Fusion, and delivered to the Exchange Agent (as defined in the Merger Agreement), the Baxter Shares will be validly issued, fully paid and non-assessable.

Board of Directors of
Baxter International Inc.
March 18, 2002
Page 2

     I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also consent to the reference to me under the caption "Legal Matters" in the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                            Very truly yours,

                            /s/ Thomas J. Sabatino, Jr.
                            ---------------------------
                            Thomas J. Sabatino, Jr.

                            Senior Vice President and General Counsel